UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 5, 2008

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

(612) 288-2382

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2008, BUCA, Inc., a Minnesota corporation (“BUCA” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Planet Hollywood International, Inc., a Delaware corporation (“PHI”), and BUCA Financing, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of PHI (“Purchaser”), under which Purchaser will acquire all of the shares of BUCA’s common stock (the “Shares”) for a purchase price of $.45 per share, net to the holder thereof in cash (the “Offer Price”).

Pursuant and subject to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to acquire all the outstanding Shares as promptly as practicable (expected to be on or before August 12, 2008). In addition, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into BUCA (the “Merger”), and BUCA will become an indirect wholly-owned subsidiary of PHI. In the Merger, the Shares remaining outstanding following the consummation of the Offer, other than Shares held by PHI or its subsidiaries or by stockholders who have validly exercised their dissenters’ rights under Minnesota law, will be converted into the right to receive the Offer Price.

The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement. It is also a condition to Purchaser’s obligation to accept for payment and pay for the Shares tendered in the Offer that more than 50% of the outstanding shares of BUCA’s common stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn (the “Minimum Condition”). Subject to the terms of the Merger Agreement, the Minimum Condition may not be waived by Purchaser without the prior written consent of BUCA.

The closing of the Merger is subject to customary closing conditions, and, depending on the number of Shares held by PHI and Purchaser after Purchaser’s acceptance of the Shares properly tendered in connection with the Offer, approval of the Merger by holders of the outstanding Shares of BUCA.

The Merger Agreement includes customary representations, warranties, covenants and agreements of BUCA, PHI and Purchaser. BUCA has agreed to operate its business in the ordinary course until the Merger is consummated. BUCA has also agreed not to solicit or initiate discussions with third parties regarding other acquisition proposals and to restrictions on its ability to respond to any such proposal. The Merger Agreement also includes customary termination provisions and provides that, in connection with the termination of the Merger Agreement under specified circumstances, BUCA will be required to pay PHI a termination fee of $1 million.

As part of the Merger Agreement, BUCA granted to Purchaser an option (the “Top-Up Option”) to purchase the number of newly issued Shares that, when added to the number of Shares owned by Purchaser shall constitute at least 90% of the number of Shares outstanding after such exercise. The per Share exercise price in the Top-Up Option is equal to the Offer Price. However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance, and the Top-Up Option cannot be exercised if such exercise would require stockholder approval under the rules of The Nasdaq Stock Market. If the Top-Up Option is exercised by Purchaser, or Purchaser otherwise acquires 90% or more of the outstanding Shares, Purchaser is required, subject to the terms and conditions of the Merger Agreement, to effect a short-form merger under the Minnesota Business Corporation Act.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement contains representations and warranties of BUCA, PHI and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement among BUCA, PHI and Purchaser and may be subject to important qualifications and limitations agreed to by BUCA, PHI and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among BUCA, PHI and Purchaser rather than establishing matters as facts.

On August 5, 2008, in connection with the Merger Agreement described above, BUCA and certain of our subsidiaries entered into a credit agreement with and issued a common stock purchase warrant to Purchaser. A copy of the credit agreement is attached as Exhibit 10.1 to this report, described in Item 2.03 of this report and incorporated herein by reference. A copy of the warrant is attached as Exhibit 10.2 to this report, described in Item 3.02 of this report and incorporated herein by reference.

In connection with the transactions described above, BUCA also entered into an amendment of its existing senior credit facility with Wells Fargo Foothill, Inc. Among other things, the amendment terminates BUCA’s revolving credit facility and provides for repayment of BUCA’s outstanding revolving loans in 14 substantially equal consecutive monthly installments commencing November 1, 2008, waives existing events of default, amends certain financial covenants, and consents to the transactions contemplated by the Merger Agreement and the credit agreement with Purchaser. A copy of the amendment to the credit agreement is attached as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2008, BUCA and our subsidiaries entered into a credit agreement with BUCA Financing, LLC. The credit agreement provides for a term loan in the amount of $3,500,000. The term loan matures on December 31, 2009, provided that, upon termination of the Merger Agreement under specified circumstances, BUCA will be required to prepay the term loan in full together with an additional amount, as liquidated damages, equal to 30% of the principal balance of the term loan as of the time of such termination. BUCA is also required to prepay the term loan with the net proceeds of certain voluntary or involuntary dispositions of assets, certain extraordinary receipts, and certain debt and equity issuances, subject to the prior prepayment of the obligations under BUCA’s senior credit facility.

The term loan bears interest at a per annum rate equal to 15%. Interest accrued on the term loan will be capitalized and added to the principal balance of the term loan on a monthly basis as long as the principal balance of the term loan after such capitalization does not exceed $4,000,000. Thereafter, interest accrued on the term loan will be payable monthly in cash.

The term loan is subordinate to BUCA’s senior credit facility and amounts borrowed under the term loan are secured by a second lien on substantially all of the tangible and intangible assets of BUCA and our subsidiaries.

The credit agreement includes various affirmative and negative covenants, including certain financial covenants such as minimum EBITDA, maximum limits on maintenance capital expenditures, and prohibitions on growth capital expenditures. Payments under the credit agreement may be accelerated upon the occurrence of an event of default, as defined in the credit agreement, that is not otherwise waived or cured.

The foregoing summary of the credit agreement is qualified in its entirety by reference to the credit agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2008, the Company announced that it received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the bid price of its common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4450(a)(5). Pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company was provided an initial period of 180 calendar days, or until August 6, 2008, to regain compliance.

The Company did not regain compliance with the Rule by August 6, 2008. As a result, on August 7, 2008, the Company received a Staff Determination letter (the “Staff Determination”) from Nasdaq that the Company’s stock was to be delisted from Nasdaq. The Company was advised that unless the Company requested an appeal of the Staff Determination, trading of the Company’s common stock would be suspended at the opening of business on August 18, 2008, and a Form 25-NSE would be filed with the Securities and Exchange Commission.

Pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series, the Company intends to request a hearing to appeal the Staff Determination to a Nasdaq Listings Qualifications Panel (the “Panel”). There can be no assurance that the Panel will grant the Company’s request for continued listing. During the appeal process, the Company’s common stock will continue to trade on Nasdaq.

On August 11, 2008, the Company issued a press release regarding the receipt of the Staff Determination from Nasdaq, a copy of which is attached hereto as Exhibit 99.2.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the execution of the credit agreement discussed in Item 2.03 of this report, BUCA issued a common stock purchase warrant to the Purchaser. The warrant grants the Purchaser the option to purchase up to 4,281,775 shares of common stock of BUCA at a purchase price of $.01 per share. The warrant may be exercised at the earlier of the termination of the Merger Agreement or upon a change of control of BUCA involving a third party other than Purchaser or its affiliates, as further described in the warrant.

The warrant and the shares of common stock to be issued upon exercise of the warrant have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities law and were sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. Neither the warrant nor the shares of common stock issuable upon exercise of the warrant may be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws.

The foregoing summary of the warrant is qualified in its entirety by reference to the warrant, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Notice to Investors

The information contained in this filing is neither an offer to purchase nor a solicitation of an offer to sell shares of BUCA. BUCA stockholders are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission, and BUCA will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available for free at the U.S. Securities and Exchange Commission’s web site at www.sec.gov, at BUCA’s website at www.bucainc.com.

A copy of the press release issued by BUCA, Inc. on August 5, 2008 concerning the foregoing is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

* * * * *

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many BUCA stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, distributors, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of BUCA’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by BUCA, as well as the tender offer documents to be filed by Purchaser and the Solicitation/Recommendation Statement to be filed by BUCA. BUCA does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 5, 2008, by and among BUCA, Inc., Planet Hollywood International, Inc. and BUCA Financing, LLC.

10.1*	Credit Agreement dated as of August 5, 2008 by and among BUCA, Inc. and each of its Subsidiaries that are signatories thereto, the Lender that is signatory thereto and BUCA Financing, LLC, as the administrative agent for the Lenders.

10.2	Warrant to Purchase Common Shares of BUCA, Inc. dated August 5, 2008.

10.3	Amendment Number Fourteen to Credit Agreement and Waiver dated as of August 5, 2008, by and among BUCA, Inc. and each of its Subsidiaries that are signatories thereto, the Lender that is signatory thereto, and Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent.

99.1	Press Release of BUCA, Inc. dated August 5, 2008.

99.2	Press Release of BUCA, Inc. dated August 11, 2008.

*	The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2008

BUCA, INC. (Registrant)

By:	/s/ Richard G. Erstad
Richard G. Erstad General Counsel and Secretary